Exhibit 10.4(a)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Agreement”) is between Bank Rhode Island, a financial institution organized under the laws of the State of Rhode Island with its executive offices located at One Turks Head Place, Providence, Rhode Island 02903 (the “Bank”), Bancorp Rhode Island, Inc., a corporation organized under the laws of the State of Rhode Island and sole shareholder of the Bank (the “Company”) and James V. DeRentis of 48 Laurel Avenue, Providence, Rhode Island  02906 (the “Executive”).

                WHEREAS, the Bank, the Company and the Executive are parties to that certain Employment Agreement dated December 18, 2000 whereby the Bank employed the Executive to serve as Senior Vice President of Retail Banking of the Bank (the “Employment Agreement”);

                WHEREAS, effective September 30, 2005, the Executive was promoted to the position of Chief Business Officer of the Bank; and

                WHEREAS, in connection with the aforesaid promotion, the Bank, the Company and the Executive seek to amend the Employment Agreement as set forth herein.

                IT IS MUTUALLY AGREED by the parties as follows:

1.                                       Section 1.1 of the Employment Agreement is hereby amended and restated as follows:

                “1.1         Responsibilities and Authority.  The Bank hereby employs Executive to serve as Chief Business Officer of the Bank, and Executive hereby accepts such employment.  Executive shall have the duties, responsibilities, authorities and powers normally incident to such office.  At all times, however, Executive’s activities and authority will be subject to supervision, control and direction by the Board of Directors of the Bank (the “Board”), by the Executive Committee of the Board, and by the President and Chief Executive Officer of the Bank (the “Chief Executive Officer”) and Executive agrees to carry out such duties and responsibilities as any of them may from time to time reasonably assign to Executive.  Executive shall report from time to time or routinely, upon request, to the Chief Executive Officer or the Chief Executive Officer’s designee as to the current status of any of Executive’s assigned duties and responsibilities.”

2.                                       Section 1.2 of the Employment Agreement is hereby amended and restated as follows:

                “1.2         Compensation.

(a)           The Bank shall pay Executive a base salary at the rate of (i) Two Hundred Eighteen Thousand Dollars ($218,000) per year, commencing on the date hereof, payable on a bi-weekly basis, or at such higher rate as shall be determined from time to time by the Board.  In addition, Executive shall be entitled to receive payments under any incentive compensation or bonus program (as in effect from time to time), which the Bank may establish for its employees and/or senior executives, in such amounts as are provided by such programs.”

3.                                       Section 1.5 of the Employment Agreement is hereby amended and restated as follows:

                “1.5         Vacation.  Executive shall be entitled to five weeks of vacation during each year of employment.  Such vacation shall be taken in accordance with the Bank’s customary vacation policies and at such times and intervals as are mutually agreed upon by Executive and the Bank.  Executive shall be entitled to holiday time and sick leave in accordance with the then existing policies of the Bank, as in effect from time to time.”

4.             Except as hereby amended, the Employment Agreement shall be and remain in full force and effect.

[Signatures Appear on Following Page]

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the 24th day of February, 2006.

BANK RHODE ISLAND

By:	/s/ Merrill W. Sherman
Merrill W. Sherman
President and Chief Executive Officer

BANCORP RHODE ISLAND, INC.

By:	/s/ Merrill W. Sherman
Merrill W. Sherman

EXECUTIVE

/s/ James V. DeRentis
James V. DeRentis